SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 18, 2005

Date of Report

(Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10254 (Commission File Number)	58-1493818 (IRS Employer Identification No.)

1600 First Avenue, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 18, 2005, Total System Services, Inc. (“Registrant”) issued a press release and will hold an investor call and webcast on October 19, 2005 to disclose financial results for the quarter ended September 30, 2005. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. Except as provided in Item 8.01 below, this information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.

Item 8.01	Other Events.

At the end of the second quarter, Bank of America announced its planned acquisition of MBNA. Bank of America is currently evaluating the various consumer credit card processing alternatives available to it and MBNA. Registrant and Bank of America are in discussions to determine Registrant’s future role in providing consumer credit card processing to Bank of America. Registrant cannot predict the outcome of its discussions with Bank of America or of the evaluation process Bank of America is conducting. Registrant’s processing agreement with Bank of America provides that Bank of America may terminate the agreement for consumer credit card services upon the payment to Registrant of a termination fee. The loss of Bank of America could have a material adverse effect on Registrant’s financial position, results of operations and cash flows. Additional information about Registrant’s relationship with Bank of America can be found in Registrant’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits
	Exhibit No.	Description
	99.1	Registrant's press release dated October 18, 2005

	99.2	Supplemental Information prepared for use with the press release

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. ("Registrant")

Dated: October 18, 2005	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

3